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Center Bancorp, Inc. Reports Net Income Available to Common Shareholders of $5.1 Million or $0.31 per Share for the Third Quarter of 2013, Representing a 14.5% Increase

UNION, N.J., October 24, 2013 (GLOBE NEWSWIRE) -- Center Bancorp, Inc. (NASDAQ: CNBC) (the "Corporation", or "Center"), parent company of Union Center National Bank (“UCNB” or the “Bank”), reported operating results for the third quarter ended September 30, 2013. Net income available to common stockholders amounted to $5.1 million, or $0.31 per fully diluted common share, for the quarter ended September 30, 2013; an increase of $640,000 or approximately 14.5 percent as compared with net income available to common stockholders of $4.4 million, or $0.27 per fully diluted common share, for the quarter ended September 30, 2012.

For the nine months ended September 30, 2013, net income available to common stockholders amounted to $14.8 million, or $0.91 per fully diluted common share, compared to $12.8 million, or $0.78 per fully diluted common share, for the same period in 2012.

“Our third quarter earnings remained strong, fueled primarily by top line revenue growth with a continued improvement in our asset quality profile. The continued momentum in expanding our client base and focus within loan segments was evident in growth in the commercial loan sector of $65.0 million from September 30, 2012 to September 30, 2013 against the back drop of total loan growth of $87.5 million over the same period. We achieved solid growth across all principal portions of our business and achieved strong core deposit growth. Our actions, supported by our core earnings performance and strategic growth, created incremental shareholder value," said Anthony C. Weagley, President & Chief Executive Officer of Union Center National Bank.

Highlights for the quarter include:

•	Non-performing assets declined to 0.14 percent of total assets at September 30, 2013, compared to 0.34 percent at September 30, 2012 and 0.31 percent at December 31, 2012. The allowance for loan losses as a percentage of total non-performing loans was 501.7 percent at September 30, 2013 compared to 184.9 percent at September 30, 2012 and 278.9 percent at December 31, 2012.

•	The Tier 1 leverage capital ratio was 9.52 percent at September 30, 2013, compared to 8.96 percent at September 30, 2012, and 9.02 percent at December 31, 2012, exceeding regulatory guidelines in all periods.

•	Tangible book value per common share rose to $8.37 at September 30, 2013, compared to $7.90 at September 30, 2012 and $8.11 at December 31, 2012.

•	The efficiency ratio for the third quarter of 2013 on an annualized basis was 45.8 percent as compared to 47.7 percent in the third quarter of 2012 and 46.9 percent in the fourth quarter of 2012.

•	Deposits increased $21.3 million to $1.314 billion at September 30, 2013, from $1.293 billion at September 30, 2012.

Non-performing assets (NPAs) at the end of the third quarter totaled $2.3 million, or 0.14 percent of total assets, as compared with $5.0 million, or 0.31 percent, at December 31, 2012 and $5.5 million, or 0.34 percent, at September 30, 2012.

Selected Financial Ratios (unaudited; annualized where applicable)

As of or for the quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Return on average assets	1.23%	1.22%	1.23%	1.11%	1.13%
Return on average equity	12.53%	11.84%	12.09%	11.17%	11.67%
Net interest margin (tax equivalent basis)	3.31%	3.28%	3.31%	3.32%	3.28%
Loans / deposits ratio	72.85%	70.48%	68.58%	68.07%	67.28%
Stockholders’ equity / total assets	10.04%	10.04%	10.23%	9.86%	9.75%
Efficiency ratio (1)	45.8%	47.0%	48.5%	46.9%	47.7%
Book value per common share	$9.40	$9.17	$9.39	$9.14	$8.93
Return on average tangible equity (1)	13.98%	13.17%	13.49%	12.49%	13.12%
Tangible common stockholders’ equity / tangible assets (1)	8.42%	8.38%	8.58%	8.22%	8.09%
Tangible book value per common share (1)	$8.37	$8.14	$8.36	$8.11	$7.90

(1)	Information reconciling non-GAAP measures to GAAP measures is presented elsewhere in this press release.

Net Interest Income

For the three months ended September 30, 2013, total interest income on a fully taxable equivalent basis increased $617,000 or 4.2 percent, to $15.2 million, compared to the three months ended September 30, 2012. Total interest expense decreased by $116,000, or 4.0 percent, to $2.8 million, for the three months ended September 30, 2013, compared to the same period last year. Net interest income on a fully taxable equivalent basis was $12.4 million for the three months ended September 30, 2013, increasing $733,000, or 6.3 percent, from $11.7 million for the comparable period in 2012. Compared to 2012, for the three months ended September 30, 2013, average interest earning assets increased $75.5 million while net interest spread was at 3.15 percent for both periods. For the quarter ended September 30, 2013, the Corporation’s net interest margin on a fully taxable equivalent annualized basis increased to 3.31 percent as compared to 3.28 percent for the same three month period in 2012.

The 4.0 percent decrease in interest expense reflects a favorable shift in the deposit mix and the impact of the sustained low levels in short-term interest rates, offsetting higher volumes of interest bearing deposits. The average cost of funds declined 4 basis points to 0.91 percent from 0.95 percent for the quarter ended September 30, 2012 and on a linked sequential quarter stayed the same compared to the second quarter of 2013.

For the nine months ended September 30, 2013, net interest income on a fully taxable equivalent basis amounted to $36.2 million, compared to $33.4 million for the same period in 2012. For the nine month period ended September 30, 2013, interest income increased by $2.1 million while interest expense decreased by $631,000 from the same period last year. Compared to the same period in 2012, for the nine months ended September 30, 2013, average interest earning assets increased $117.5 million while net interest spread and margin decreased on an annualized tax-equivalent basis by 4 basis points and 2 basis points, respectively.

Earnings Summary for the Period Ended September 30, 2013

The following table presents condensed consolidated statement of income data for the periods indicated.

Condensed Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)
For the quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Net interest income	$11,722	$11,228	$11,370	$11,422	$11,183
Provision for loan losses	—	—	—	100	225
Net interest income after provision for loan losses	11,722	11,228	11,370	11,322	10,958
Other income	1,543	1,707	1,845	1,016	2,635
Other expense	6,205	6,076	6,538	6,193	7,507
Income before income tax expense	7,060	6,859	6,677	6,145	6,086
Income tax expense	1,966	1,936	1,753	1,676	1,632
Net income	$5,094	$4,923	$4,924	$4,469	$4,454
Net income available to common stockholders	$5,066	$4,895	$4,868	$4,441	$4,426
Earnings per common share:
Basic	$0.31	$0.30	$0.30	$0.27	$0.27
Diluted	$0.31	$0.30	$0.30	$0.27	$0.27
Weighted average common shares outstanding:
Basic	16,349,480	16,348,915	16,348,215	16,347,564	16,347,088
Diluted	16,385,155	16,375,774	16,373,588	16,363,698	16,362,635

Other Income

Other income decreased $1.1 million for the third quarter of 2013 compared with the same period in 2012. During the third quarter of 2013, the Corporation recorded net investment securities gains of $343,000 compared to $763,000 in net investment securities gains for the same period last year. Excluding net securities gains, the Corporation recorded other income of $1.2 million for the three months ended September 30, 2013 compared to other income, excluding net securities gains and a bargain gain on acquisition, of $973,000 for the third quarter of 2012 and $1.2 million for the three months ended December 31, 2012. Increases in other income in the third quarter of 2013 when compared to the third quarter of 2012 (excluding securities gains and a bargain gain on acquisition) were primarily from an increase of $208,000 in loan related fees , an increase of $23,000 in service charges on deposit accounts, an increase in bank owned life insurance income of $26,000, and an increase of $47,000 in annuities and insurance commissions, offset in part by a decline of $58,000 in net gain on sale of loans held for sale, and $20,000 in other fees.

For the nine months ended September 30, 2013, total other income decreased $1.1 million compared to the same period in 2012, primarily as a result of $951,000 related to lower net securities gains and $899,000 relating to a bargain gain on acquisition in the prior period, offset in part by increased income on bank owned life insurance, annuities and loan fees. Excluding net securities gains and losses, the Corporation recorded other income of $3.8 million for the nine months ended September 30, 2013 compared to other income, excluding net securities gains and losses and bargain gain on acquisition, of $3.1 million for the comparable period in 2012, representing an increase of $750,000 or 24.3 percent.

The following table presents the components of other income for the periods indicated.

(in thousands, unaudited)
For the quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Service charges on deposit accounts	$356	$318	$289	$324	$333
Loan related fees	297	114	139	220	89
Net gains on sales of loans held for sale	26	91	138	170	84
Annuities and insurance commissions	92	146	100	67	45
Debit card and ATM fees	127	133	117	125	126
Bank-owned life insurance	265	274	565	282	239
Net investment securities gains (losses)	343	600	319	(201)	763
Bargain gain on acquisition	—	—	—	—	899
Other fees	37	31	178	29	57
Total other income	$1,543	$1,707	$1,845	$1,016	$2,635

Other Expense

Total other expense for the third quarter of 2013 amounted to $6.2 million, which was approximately $129,000 or 2.1 percent higher than other expense for the three months ended June 30, 2013, primarily related to an increase in professional and consulting expense , which increased $122,000. Other increases contributing to the increase in operating overhead included FDIC insurance of $75,000, marketing and advertising of $32,000, occupancy and equipment of $28,000 and all other expense of $57,000. These increases were partially offset by decreases in other real estate owned expense of $100,000, stationery and printing expense of $16,000, and salaries and employee benefits expenses of $88,000.

The increase in other expense for the three months ended September 30, 2013, when compared to the quarter ended September 30, 2012, excluding repurchase agreement prepayment and termination fee and acquisition cost, was approximately $182,000. Increases primarily included salaries and benefit expense of $54,000, occupancy and equipment expense of $100,000, professional and consulting expense of $75,000, marketing and advertising expense of $30,000, bank regulatory related expenses of $9,000, and postage and delivery expense of $16,000. These increases were partially offset by decreases of $7,000 in stationery and printing, $4,000 in computer expense, $9,000 in FDIC insurance expense, $58,000 in other real estate owned expense, and $22,000 in all other expense.

For the nine months ended September 30, 2013, total other expense decreased $185,000, or 1.0 percent, compared to the same period in 2012. Excluding the repurchase agreement prepayment and termination fee and acquisition cost recognized in 2012, total other expense increased $1.3 million or 7.4 percent. Increases primarily included $706,000 in salaries and employee benefits, $511,000 in occupancy and equipment, $106,000 in marketing and advertising, and $112,000 in other expenses. The increases resulted from operating the Saddle River, Oakland and Englewood branches for the nine months of 2013 and opening of the Princeton branch in the second quarter of 2013. These increases were partially offset by decreases in FDIC insurance expense of $57,000, professional consulting expense of $16,000, stationery and printing expense of $24,000, and computer expense of $23,000, and other real estate owned expense of $16,000.

The following table presents the components of other expense for the periods indicated.

(in thousands, unaudited)
For the quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Salaries	$2,532	$2,652	$2,653	$2,495	$2,505
Employee benefits	715	683	837	710	688
Occupancy and equipment	839	811	906	942	739
Professional and consulting	352	230	219	260	277
Stationery and printing	62	78	85	100	69
FDIC Insurance	283	208	313	293	292
Marketing and advertising	94	62	101	35	64
Computer expense	362	343	353	338	366
Bank regulatory related expenses	86	82	90	82	77
Postage and delivery	71	70	56	61	55
ATM related expenses	66	65	71	72	64
Other real estate owned, net	7	107	19	1	65
Amortization of core deposit intangible	6	8	10	10	10
Repurchase agreement prepayment and termination fee	—	—	—	—	1,012
Acquisition cost	—	—	—	10	472
All other expenses	730	677	825	784	752
Total other expense	$6,205	$6,076	$6,538	$6,193	$7,507

Statement of Condition Highlights at September 30, 2013

Commenting on the balance sheet, Mr. Weagley indicated: "We strengthened our balance sheet during the third quarter, ending the third quarter with a strong Tier 1 ratio of 9.52 percent, up from 9.50 percent in the second quarter, and 8.96 percent at September 30, 2012. We also continue to see positive signs for growth coupled with sustained asset quality." Highlights as of September 30, 2013 included:

•	Continued balance sheet strength, with total assets amounting to $1.6 billion at September 30, 2013.

•	Total loans were $957.5 million at September 30, 2013, increasing $87.5 million, or 10.1 percent, from September 30, 2012. Total real estate loans increased $22.3 million, or 3.6 percent, from September 30, 2012. Commercial loans increased $65.0 million, or 26.8 percent, year over year.

•	Deposits totaled $1.314 billion at September 30, 2013, increasing $21.3 million, or 1.6 percent, since September 30, 2012. Total Demand, Savings, Money Market, and certificates of deposit less than $100,000 increased $31.3 million or 2.7 percent from September 30, 2012. The increases reflect continued core deposit growth.

•	Borrowings totaled $151.2 million at September 30, 2013 and September 30, 2012, respectively.

Condensed Statements of Condition

The following table presents condensed statements of condition data as of the dates indicated.

Condensed Consolidated Statements of Condition (unaudited)

(in thousands)
At quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Cash and due from banks	$33,557	$61,959	$116,755	$104,134	$100,106
Interest bearing deposits with banks	—	—	—	2,004	2,002
Investment securities:
Available for sale	413,147	419,773	458,004	496,815	509,605
Held to maturity	153,486	136,786	78,212	58,064	56,503
Loans held for sale, at fair value	101	585	774	1,491	1,055
Loans	957,492	902,822	879,387	889,672	869,998
Allowance for loan losses	(10,194)	(10,202)	(10,232)	(10,237)	(10,240)
Restricted investment in bank stocks, at cost	8,986	8,986	8,966	8,964	8,964
Premises and equipment, net	13,472	13,456	13,544	13,563	13,564
Goodwill	16,804	16,804	16,804	16,804	16,804
Core deposit intangible	30	36	45	54	64
Bank-owned life insurance	35,474	35,209	34,935	34,961	29,679
Other real estate owned	220	220	1,536	1,300	—
Other assets	21,841	19,264	11,065	12,176	13,975
Total assets	$1,644,416	$1,605,698	$1,609,795	$1,629,765	$1,612,079
Deposits	$1,314,317	$1,280,894	$1,282,223	$1,306,922	$1,293,013
Borrowings	151,155	151,155	151,155	151,155	151,205
Other liabilities	13,806	12,364	11,664	10,997	10,676
Stockholders' equity	165,138	161,285	164,753	160,691	157,185
Total liabilities and stockholders’ equity	$1,644,416	$1,605,698	$1,609,795	$1,629,765	$1,612,079

The following table reflects the composition of the Corporation’s deposits as of the dates indicated.

Deposits (unaudited)

(in thousands)

At quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Demand:
Non-interest bearing	$238,214	$219,669	$213,794	$215,071	$192,321
Interest-bearing	231,390	195,954	207,427	217,922	222,660
Savings	186,194	221,271	221,274	216,274	218,732
Money market	505,490	493,155	488,124	493,836	488,189
Time	153,029	150,845	151,604	163,819	171,111
Total deposits	$1,314,317	$1,280,894	$1,282,223	$1,306,922	$1,293,013

Loans

Total loans rose to $957 million at September 30, 2013. Mr. Weagley commented: “I continue to be extremely pleased with our success in generating solid lending growth. Outstanding loan balances increased while at the same time lending opportunities continued to fuel the Corporation's robust pipelines. We expect such volume to continue to increase in future periods,” added Mr. Weagley.

The Corporation’s net loans in the third quarter of 2013 increased $54.7 million, to $947.3 million at September 30, 2013, from $892.6 million at June 30, 2013. The allowance for loan losses amounted to $10.2 million at both September 30, 2013 and June 30, 2013. The loan growth during the period resulted from approximately $108.9 million in new loans and advances during the third quarter. This growth was offset in part by prepayments of $16.7 million coupled with scheduled payments, maturities and payoffs of $38.0 million. Average loans during the third quarter of 2013 totaled $921.5 million as compared to $850.1 million during the third quarter of 2012, representing an 8.4 percent increase.

At the end of the third quarter of 2013, the loan portfolio remained well diversified with commercial and industrial (C&I) loans, including owner-occupied commercial real estate loans, accounting for 32.1 percent of the loan portfolio, commercial real estate loans representing 48.5 percent of the loan portfolio, and consumer and other loans representing 14.9 percent of the loan portfolio. Construction and development loans accounted for only 4.5 percent of the loan portfolio. The loan volume increase within the portfolio compared to September 30, 2012, amounted to $104.8 million in commercial and commercial real estate loans and $1.9 million in construction loans, offset by a decrease of $19.3 million in residential mortgage loans. At September 30, 2012, net loans totaled $859.8 million.

The following reflects the composition of the Corporation’s loan portfolio as of the dates indicated.

Loans (unaudited)

(in thousands)

At quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Real estate loans:
Residential	$142,744	$142,772	$145,228	$158,361	$162,070
Commercial	464,374	443,441	431,771	428,673	424,574
Construction	42,727	38,565	35,166	40,272	40,867
Total real estate loans	649,845	624,778	612,165	627,306	627,511
Commercial loans	306,974	277,734	266,762	261,791	242,008
Consumer and other loans	517	147	326	452	324
Total loans before deferred fees and costs	957,336	902,659	879,253	889,549	869,843
Deferred costs, net	156	163	134	123	155
Total loans	$957,492	$902,822	$879,387	$889,672	$869,998

At September 30, 2013, the Corporation had $196.0 million in overall undisbursed loan commitments, which consisted primarily of unused commercial lines of credit, home equity lines of credit and available usage from active construction facilities. Included in the overall undisbursed commitments are the Corporation's "Approved, Accepted but Unfunded" pipeline, which includes approximately $44.9 million in commercial and commercial real estate loans and $2.3 million in residential mortgages expected to fund over the next 90 days.

Asset Quality

Non-accrual loans decreased from $3.6 million at December 31, 2012 to $2.5 million at June 30, 2013 and to $2.0 million at September 30, 2013. Other real estate owned was $220,000 at June 30, 2013 and September 30, 2013, as compared with $1.3 million at December 31, 2012. Troubled debt restructured loans, which are performing loans, significantly decreased to $1.66 million at September 30, 2013 from $6.81 million at December 31, 2012 and $2.59 million at June 30, 2013, respectively.

At September 30, 2013, non-performing assets totaled $2.3 million, or 0.14 percent of total assets, as compared with $5.5 million, or 0.34 percent, at September 30, 2012 and $5.0 million, or 0.31 percent, at December 31, 2012. The decrease from September 30, 2012 reflects the Corporation’s ability to satisfactorily work out certain problem loans. The largest component of the remaining non-accrual loans is comprised of one relationship totaling $618,000 of the total, secured by a senior lien on a residential property, located in Morris County, New Jersey. This loan has been restructured, and is being monitored for performance under the terms and conditions of the restructured agreement. The remaining loans are primarily residential properties and are in the process of being worked out.

The following table presents the components of non-performing assets and other asset quality data for the periods indicated.

(dollars in thousands, unaudited)
As of or for the quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Non-accrual loans (1)	$2,032	$2,508	$2,565	$3,616	$4,967
Loans 90 days or more past due and still accruing	—	53	54	55	570
Total non-performing loans	2,032	2,561	2,619	3,671	5,537
Other real estate owned	220	220	1,536	1,300	—
Total non-performing assets	$2,252	$2,781	$4,155	$4,971	$5,537
Performing troubled debt restructured loans	$1,658	$2,585	$6,786	$6,813	$6,851

Non-performing assets / total assets	0.14%	0.17%	0.26%	0.31%	0.34%
Non-performing loans / total loans	0.21%	0.28%	0.30%	0.41%	0.64%
Net charge-offs (recoveries)	$8	$30	$5	$103	$206
Net charge-offs (recoveries) / average loans (2)	N/M	0.01%	N/M	0.05%	0.10%
Allowance for loan losses / total loans	1.06%	1.13%	1.16%	1.15%	1.18%
Allowance for loan losses / non-performing loans	501.7%	398.4%	390.7%	278.9%	184.9%

Total assets	$1,644,416	$1,605,698	$1,609,795	$1,629,765	$1,612,079
Total loans	957,492	902,822	879,387	889,672	869,998
Average loans	921,523	888,175	873,916	864,829	850,059
Allowance for loan losses	10,194	10,202	10,232	10,237	10,240

_________________

(1)	7 loans totaling $1.4 million or (69.0%) of the total non-accrual loan balance are making payments.
(2)	Annualized.

N/M – not meaningful

The allowance for loan losses at September 30, 2013 amounted to approximately $10.2 million, or 1.06 percent of total loans, compared to 1.18 percent of total loans at September 30, 2012. Excluding loans acquired from Saddle River Valley Bank and carried at fair value, the coverage ratio was 1.11 percent, compared to 1.25 percent of total loans at September 30, 2012. The allowance for loan losses as a percentage of total non-performing loans was 501.7 percent at September 30, 2013 compared to 184.9 percent at September 30, 2012.

Capital

At September 30, 2013, total stockholders' equity amounted to $165.1 million, or 10.04 percent of total assets. Tangible common stockholders' equity was $137.1 million, or 8.42 percent of tangible assets, compared to 8.09 percent at September 30, 2012. Book value per common share was $9.40 at September 30, 2013, compared to $8.93 at September 30, 2012. Tangible book value per common share was $8.37 at September 30, 2013 compared to $7.90 at September 30, 2012.

At September 30, 2013, the Corporation’s Tier 1 leverage capital ratio was 9.52 percent, the Tier 1 risk-based capital ratio was 11.70 percent and the total risk-based capital ratio was 12.49 percent. Tier 1 capital increased $15.5 million to approximately $155.7 million at September 30, 2013 from $140.2 million at September 30, 2012, reflecting an increase in retained earnings.

At September 30, 2013, the Corporation's capital ratios continued to exceed the minimum Federal requirements for a bank holding company, and Union Center National Bank's capital ratios continued to exceed each of the minimum levels required for classification as a "well capitalized institution" under the Federal Deposit Insurance Corporation Improvement Act ("FDICIA").

Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Corporation's management believes that the supplemental non-GAAP information provided in this press release is utilized by market analysts and others to evaluate a company's financial condition and, therefore, that such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures presented by other companies.

“Return on average tangible stockholders’ equity” is a non-GAAP financial measure and is defined as net income as a percentage of tangible stockholders’ equity. Tangible stockholders’ equity is defined as common stockholders’ equity less goodwill and other intangible assets. The return on average tangible stockholders’ equity measure may be important to investors that are interested in analyzing the Corporation’s return on equity excluding the effect of changes in intangible assets on equity.

The following table presents a reconciliation of average tangible stockholders’ equity and a reconciliation of return on average tangible stockholders’ equity for the periods presented.

(dollars in thousands)
For the quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Net income	$5,094	$4,923	$4,924	$4,469	$4,454
Average stockholders’ equity	$162,557	$166,385	$162,853	$160,006	$152,686
Less: Average goodwill and other intangible assets	16,838	16,845	16,855	16,864	16,874
Average tangible stockholders’ equity	$145,719	$149,540	$145,998	$143,142	$135,812

Return on average stockholders’ equity	12.53%	11.84%	12.09%	11.17%	11.67%
Add: Average goodwill and other intangible assets	1.45%	1.33%	1.40%	1.32%	1.45%
Return on average tangible stockholders’ equity	13.98%	13.17%	13.49%	12.49%	13.12%

“Tangible book value per common share” is a non-GAAP financial measure and represents tangible stockholders’ equity (or tangible book value) calculated on a per common share basis. The disclosure of tangible book value per common share may be helpful to those investors who seek to evaluate the Corporation’s book value per common share without giving effect to goodwill and other intangible assets.

The following table presents a reconciliation of stockholders’ equity to tangible common stockholders’ equity and book value per common share to tangible book value per common share as of the dates presented.

(dollars in thousands, except per share data)
At quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Common shares outstanding	16,369,012	16,367,744	16,348,915	16,347,915	16,347,088
Stockholders’ equity	$165,138	$161,285	$164,753	$160,691	$157,185
Less: Preferred stock	11,250	11,250	11,250	11,250	11,250
Less: Goodwill and other intangible assets	16,834	16,840	16,849	16,858	16,868
Tangible common stockholders’ equity	$137,054	$133,195	$136,654	$132,583	$129,067

Book value per common share	$9.40	$9.17	$9.39	$9.14	$8.93
Less: Goodwill and other intangible assets	1.03	1.03	1.03	1.03	1.03
Tangible book value per common share	$8.37	$8.14	$8.36	$8.11	$7.90

“Tangible common stockholders’ equity/tangible assets” is a non-GAAP financial measure and is defined as tangible common stockholders’ equity as a percentage of total assets minus goodwill and other intangible assets. This measure may be important to investors that are interested in analyzing the financial condition of the Corporation without consideration of intangible assets, inasmuch as tangible common stockholders' equity and tangible assets both exclude goodwill and other intangible assets.

The following table presents a reconciliation of total assets to tangible assets and a comparison of total stockholders' equity/total assets to tangible common stockholders' equity/tangible assets as of the dates presented.

(dollars in thousands)
At quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Total assets	$1,644,416	$1,605,698	$1,609,795	$1,629,765	$1,612,079
Less: Goodwill and other intangible assets	16,834	16,840	16,849	16,858	16,868
Tangible assets	$1,627,582	$1,588,858	$1,592,946	$1,612,907	$1,595,211

Total stockholders' equity / total assets	10.04%	10.04%	10.23%	9.86%	9.75%
Tangible common stockholders' equity / tangible assets	8.42%	8.38%	8.58%	8.22%	8.09%

Other income is presented in the table below including and excluding net gains and bargain gain on acquisition. We believe that many investors desire to evaluate other income without regard for such gains.

(in thousands)
For the quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Other income	$1,543	$1,707	$1,845	$1,016	$2,635
Less: Net investment securities gains (losses)	343	600	319	(201)	763
Less: Bargain gain on acquisition	—	—	—	—	899
Other income, excluding net investment securities gains ( losses) and bargain gain on acquisition	$1,200	$1,107	$1,526	$1,217	$973

“Efficiency ratio” is a non-GAAP financial measure and is defined as other expense as a percentage of net interest income on a tax equivalent basis plus other income, excluding net securities gains and bargain gain on acquisition, calculated as follows:

(dollars in thousands)
For the quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Other expense	$6,205	$6,076	$6,538	$6,193	$7,507
Less: Repurchase agreement termination fee	—	—	—	—	1,012
Less: Acquisition cost	—	—	—	10	472
Other expense, excluding extraordinary items	$6,205	$6,076	$6,538	$6,183	$6,023

Net interest income (tax equivalent basis)	$12,342	$11,810	$11,950	$11,969	$11,663
Other income, excluding net investment securities gains	1,200	1,107	1,526	1,217	973
Total	$13,542	$12,917	$13,476	$13,186	$12,636

Efficiency ratio	45.8%	47.0%	48.5%	46.9%	47.7%

The following table sets forth the Corporation’s consolidated average statements of condition for the periods presented.

Condensed Consolidated Average Statements of Condition (unaudited)

(in thousands)
For the quarter ended:	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Investment securities
Available for sale	$426,870	$457,484	$503,223	$517,179	$508,864
Held to maturity	150,087	95,163	65,378	58,929	60,275
Loans	921,523	888,175	873,916	864,829	850,059
Allowance for loan losses	(10,200)	(10,214)	(10,229)	(10,188)	(10,197)
All other assets	163,732	183,894	171,703	181,306	172,032
Total assets	$1,652,012	$1,614,502	$1,603,991	$1,612,055	$1,581,033
Non-interest bearing deposits	$238,194	$219,965	$212,860	$205,278	$183,858
Interest-bearing deposits	1,086,757	1,059,552	1,061,261	1,079,351	1,066,849
Borrowings	151,753	151,924	151,488	151,364	164,294
Other liabilities	12,751	16,676	15,529	16,056	13,346
Stockholders’ equity	162,557	166,385	162,853	160,006	152,686
Total liabilities and stockholders’ equity	$1,652,012	$1,614,502	$1,603,991	$1,612,055	$1,581,033

About Center Bancorp

Center Bancorp, Inc. is a bank holding company, which operates Union Center National Bank, its main subsidiary. Chartered in 1923, Union Center National Bank is one of the oldest national banks headquartered in the state of New Jersey and now ranks as the third largest national bank headquartered in the state. Union Center National Bank is currently the largest commercial bank headquartered in Union County. Its primary market niche is its commercial banking business. The Bank focuses its lending activities on commercial lending to small and medium-sized businesses, real estate developers and high net worth individuals.

The Bank, through its Private Banking and Wealth Management Division, which includes its wholly-owned subsidiary, Center Financial Group LLC, provides personalized wealth management and advisory services to high net worth individuals and families. Our services include banking, liquidity management, investment services, custody, tailored lending, wealth planning, trust and fiduciary services, insurance, family wealth advisory services and philanthropic advisory services. The Bank, through a strategic partnership between the Bank's Private Banking Division and Alexander, Troy & Company ("AT&CO."), Family Office Services, of Katonah, New York, provides customized financial and administrative services to high-net worth individuals.

Center, through a strategic partnership with Compass Financial Management, LLC and ING, offers pension/401(k) planning services. Compass is an Investment Advisory Company with five decades of cumulative experience providing investment services in a personal, professional and attentive manner. They provide discretionary private investment management for individuals and corporate accounts as well as 401(k) advisory services.

The Bank currently operates 16 banking locations in Bergen, Mercer, Morris and Union Counties in New Jersey. Banking centers are located in Union Township (5 locations), Berkeley Heights, Boonton/Mountain Lakes, Englewood, Madison, Millburn/Vauxhall, Morristown, Oakland, Saddle River, Springfield, Princeton and Summit, New Jersey. The Bank's primary market area is comprised of central and northern New Jersey.

For further information regarding Center Bancorp, Inc., please visit our web site at http://www.centerbancorp.com or call (800) 862-3683. For information regarding Union Center National Bank, please visit our web site at www.ucnb.com.

Forward-Looking Statements

All non-historical statements in this press release (including statements regarding positive signs for growth and expectations regarding loan volume growth) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use forward-looking terminology such as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, Center Bancorp’s ability to integrate Saddle River Valley Bank’s branches into Center Bancorp’s branch network, continued relationships with major customers, including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to economic recovery and the deregulation of the financial services industry, and other risks cited in the Corporation's most recent Annual Report on Form 10-K and other reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

CENTER BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION

(in thousands, except for share and per share data)	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Cash and due from banks	$33,557	$104,134
Interest bearing deposits with banks	—	2,004
Total cash and cash equivalents	33,557	106,138
Investment securities:
Available for sale	413,147	496,815
Held to maturity (fair value of $152,008 at September 30, 2013 and $62,431 at December 31, 2012)	153,486	58,064
Loans held for sale	101	1,491
Loans	957,492	889,672
Less: Allowance for loan losses	10,194	10,237
Net loans	947,298	879,435
Restricted investment in bank stocks, at cost	8,986	8,964
Premises and equipment, net	13,472	13,563
Accrued interest receivable	6,570	6,849
Bank-owned life insurance	35,474	34,961
Goodwill	16,804	16,804
Prepaid FDIC assessments	—	811
Other real estate owned	220	1,300
Due from brokers for investment securities	2,983	—
Other assets	12,318	4,570
Total assets	$1,644,416	$1,629,765

LIABILITIES
Deposits:
Non-interest bearing	$238,214	$215,071
Interest-bearing:
Time deposits $100 and over	104,398	110,835
Interest-bearing transaction, savings and time deposits less than $100	971,705	981,016
Total deposits	1,314,317	1,306,922
Long-term borrowings	146,000	146,000
Subordinated debentures	5,155	5,155
Accounts payable and accrued liabilities	13,806	10,997
Total liabilities	1,479,278	1,469,074

STOCKHOLDERS’ EQUITY
Preferred stock, $1,000 liquidation value per share, authorized 5,000,000 shares; issued and outstanding 11,250 shares of Series B preferred stock at September 30, 2013 and December 31, 2012 total liquidation value of $11,250	11,250	11,250

Common stock, no par value, authorized 25,000,000 shares; issued 18,477,412 shares at September 30, 2013 and December 31, 2012; outstanding 16,369,012 shares at September 30, 2013 and 16,347,915 shares at December 31, 2012	110,056	110,056
Additional paid in capital	4,952	4,801
Retained earnings	58,191	46,753

Treasury stock, at cost (2,108,400 common shares at September 30, 2013 and 2,129,497 common shares December 31, 2012)	(17,078)	(17,232)
Accumulated other comprehensive income	(2,233)	5,063
Total stockholders’ equity	165,138	160,691
Total liabilities and stockholders’ equity	$1,644,416	$1,629,765

CENTER BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except for share and per share data)	2013	2012	2013	2012

Interest income
Interest and fees on loans	$10,148	$10,039	$29,963	$28,838
Interest and dividends on investment securities:
Taxable	3,116	3,047	8,973	9,247
Tax-exempt	1,151	892	3,308	2,491
Dividends	126	137	378	426
Interest on federal funds sold and other short-term investment	—	3	2	7
Total interest income	14,541	14,118	42,624	41,009
Interest expense
Interest on certificates of deposit $100 or more	206	203	665	637
Interest on other deposits	1,124	1,124	3,232	3,406
Interest on borrowings	1,489	1,608	4,407	4,892
Total interest expense	2,819	2,935	8,304	8,935
Net interest income	11,722	11,183	34,320	32,074
Provision for loan losses	—	225	—	225
Net interest income after provision for loan losses	11,722	10,958	34,320	31,849
Other income
Service charges, commissions and fees	483	459	1,340	1,326
Annuities and insurance commissions	92	45	338	137
Bank-owned life insurance	265	239	1,104	736
Loan related fees	297	89	550	291
Net gains on sale of loans held for sale	26	84	255	313
Bargain gain on acquisition	—	899	—	899
Other	37	57	246	279
Other-than-temporary impairment losses on investment securities	—	(134)	(24)	(332)
Net gains on sale of investment securities	343	897	1,286	2,545
Net investment securities gains (losses)	343	763	1,262	2,213
Total other income	1,543	2,635	5,095	6,194
Other expense
Salaries and employee benefits	3,247	3,193	10,072	9,366
Occupancy and equipment	839	739	2,556	2,045
FDIC insurance	283	292	804	861
Professional and consulting	352	277	801	817
Stationery and printing	62	69	225	249
Marketing and advertising	94	64	257	151
Computer expense	362	366	1,058	1,081
Other real estate owned, net	7	65	133	149
Repurchase agreement termination fee	—	1,012	—	1,012
Acquisition cost	—	472	—	472
Other	959	958	2,913	2,801
Total other expense	6,205	7,507	18,819	19,004
Income before income tax expense	7,060	6,086	20,596	19,039
Income tax expense	1,966	1,632	5,655	6,001
Net Income	5,094	4,454	14,941	13,038
Preferred stock dividends and accretion	28	28	112	253
Net income available to common stockholders	$5,066	$4,426	$14,829	$12,785
Earnings per common share
Basic	$0.31	$0.27	$0.91	$0.78
Diluted	$0.31	$0.27	$0.91	$0.78
Weighted Average Common Shares Outstanding
Basic	16,349,480	16,347,088	16,348,875	16,337,724
Diluted	16,385,155	16,362,635	16,380,970	16,346,739

CENTER BANCORP, INC. AND SUBSIDIARIES SELECTED QUARTERLY FINANCIAL AND STATISTICAL DATA (Unaudited)

	Three Months Ended
(in thousands, except for share and per share data) (annualized where applicable)	9/30/2013	6/30/2013	9/30/2012
Statements of Income Data

Interest income	$14,541	$13,979	$14,118
Interest expense	2,819	2,751	2,935
Net interest income	11,722	11,228	11,183
Provision for loan losses	—	—	225
Net interest income after provision for loan losses	11,722	11,228	10,958
Other income	1,543	1,707	2,635
Other expense	6,205	6,076	7,507
Income before income tax expense	7,060	6,859	6,086
Income tax expense	1,966	1,936	1,632
Net income	$5,094	$4,923	$4,454
Net income available to common stockholders	$5,066	$4,895	$4,426
Earnings per Common Share
Basic	$0.31	$0.30	$0.27
Diluted	$0.31	$0.30	$0.27
Statements of Condition Data (Period-End)
Investment securities:
Available for sale	$413,147	$419,773	$509,605
Held for maturity( fair value $152,008, $135,354 and $60,946)	153,486	136,786	56,503
Loans held for sale	101	585	1,055
Loans	957,492	902,822	869,998
Total assets	1,644,416	1,605,698	1,612,079
Deposits	1,314,317	1,280,894	1,293,013
Borrowings	151,155	151,155	151,205
Stockholders' equity	165,138	161,285	157,185
Common Shares Dividend Data
Cash dividends	$1,226	$899	$899
Cash dividends per share	$0.075	$0.055	$0.055
Dividend payout ratio	24.20%	18.37%	20.31%
Weighted Average Common Shares Outstanding
Basic	16,349,480	16,348,915	16,347,088
Diluted	16,385,155	16,375,774	16,362,635
Operating Ratios
Return on average assets	1.23%	1.22%	1.13%
Return on average equity	12.53%	11.84%	11.67%
Return on average tangible equity	13.98%	13.17%	13.12%
Average equity / average assets	9.84%	10.31%	9.66%
Book value per common share (period-end)	$9.40	$9.17	$8.93
Tangible book value per common share (period-end)	$8.37	$8.14	$7.90
Non-Financial Information (Period-End)
Common stockholders of record	522	530	554
Full-time equivalent staff	169	171	174